EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 8, 2021, relating to the combined consolidated financial statements of ArcelorMittal USA LLC and Affiliates for the years ended December 31, 2019 and 2018, appearing in the Form 8-K/A dated February 8, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 12, 2021